Guidestone Funds: Medium Duration Bond Fund
 ( 604094 )

CUSIP: 94974BFP0

Quarterly Report from Adviser for the Quarter Ending  12/31/2013




PROCEDURES PURSUANT TO RULE 10f-3*



                                                   Securities Purchased

 (1)     Name of Underwriters               (GS) GOLDMAN, SACHS & CO.
                                            BARCLAYS CAPITAL INC
                                            BMO CAPITAL MARKETS CORP.
                                            CAPITAL ONE SOUTHCOAST, INC
                                            CASTLEOAK SECURITIES, L.P.
                                            CIBC WORLD MARKETS CORP
                                            CITIGROUP GLOBAL MARKETS INC.
                                            CREDIT SUISSE SECURITIES
                                            (USA) LLC
                                            DEUTSCHE BANK SECURITIES INC.
                                            HSBC SECURITIES (USA) INC.
                                            J.P. MORGAN SECURITIES LLC
                                            LOOP CAPITAL MARKETS, LLC
                                            MERRILL LYNCH, PIERCE, FENNER
                                            & SMITH, INCORPORATED
                                            MORGAN STANLEY & CO. LLC
                                            NATIONAL BANK OF CANADA
                                            FINANCIAL INC.
                                            RBC CAPITAL MARKETS, LLC
                                            SAMUEL A. RAMIREZ & COMPANY,
                                            INC.
                                            SCOTT & STRINGFELLOW, LLC
                                            TD SECURITIES USA LLC
                                            UBS SECURITIES LLC
                                            WELLS FARGO SECURITIES, LLC
                                            WILLIAMS CAPITAL GROUP L.P.
                                            (THE)



(2)     Name of Issuer     WELLS FARGO & COMPANY



(3)     Title of Security     WELLS FARGO & COMPANY 5.375% 02 NOV 2043




(4)     Date of Prospectus or First Offering     10/21/13




(5)     Amount of Total Offering **    2,000,000,000




(6)     Unit Price  (Local Currency)     99.704



(7)     Underwriting Spread or Commission     0.8750




(8)     Rating     SP:A/ MD:A3/ FT:A+



(9)     Maturity Date     11/02/43



(10)     Current Yield     5.391%



(11)     Yield to Maturity     5.375%



(12)     Subordination Features     Subordinated









*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which


  Goldman, Sachs & Co. ("Goldman Sachs") or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of US 1940 Act Fund.



  **The amount of the total offering for equity transactions is shown in shares, the amount of the total offering for debt trasactions is shown in dollars.



Guidestone Funds: Medium Duration Bond Fund
 ( 604094 )

CUSIP: 94974BFP0

Quarterly Report from Adviser for the Quarter Ending  12/31/2013




PROCEDURES PURSUANT TO RULE 10f-3 - Continued




(13)     Nature of Political Entity, if any,                 N/A
including, in the case of revenue bonds, underlying entity supplying the revenue




(14)     Total Par Value of Securities Purchased***        300,000.00




(15)     Dollar Amount of Purchases ($)                   $299,112.00




(16)     Number of Securities Purchased                    300,000.00




(17)     Years of Continuous Operation                   At least 3
 (excluding municipal securities; see (25)(d) below)     years of
                                                         Operation





(18)     % of Offering Purchased by Fund     0.0150%




(19)     % of Offering Purchased by     2.5351%
         all other GSAM-managed Portfolios and Accounts




(20)     Sum of (18) and (19)****     2.5501%



(21)     % of Fund's Total Assets applied      0.1498%
          to Purchase



(22)     Name(s) of Underwriter(s) or     "WELLS FARGO SECURITIES, LLC
         Dealer(s) from whom Purchased



(23)     Is the Adviser, any Subadviser or any
person of which the Adviser or Subadviser
is an "affiliated person", a Manager or Co-Manager
of the Offering?                                       Yes_x__     No____



(24)     Were Purchases Designated as Group
Sales or otherwise allocated to
the Adviser, any Subadviser or any person
of which the Adviser or Subadviser is an
"affiliated person"?                                   Yes____     No_x__







*** For equity securities, the figure shown represents the number of shares purchased.



  ****May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. ("GSAM") or Goldman Sachs Asset Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers (""QIBs"") plus (B) the principal amount of the class of securities being offered in any concurrent offering.









Guidestone Funds: Medium Duration Bond Fund
 ( 604094 )

CUSIP: 94974BFP0

Quarterly Report from Adviser for the Quarter Ending  12/31/2013








PROCEDURES PURSUANT TO RULE 10f-3 - Continued




(25)     Have the following conditions been satisfied:




     (a) The securities were: (i) part of an issue
     registered under the Securities Act of 1933,
as amended,  which is being offered to the public;
(ii) U.S. government securities, as defined
in Section 2(a)(16) of the Securities Exchange Act
of 1934, as amended (the"Exchange Act");
(iii) Eligible Municipal Securities; (iv) securities sold
in an Eligible Foreign Offering; or (v) were securities
sold in an Eligible Rule 144A Offering?                Yes_x__     No____






     (b) The securities were purchased prior to the end of
the first day on which any sales to the public
were made, at a price that was not more than
the price paid by each other purchaser of securities
in that offering or in any concurrent offering of
the securities(except, in the case of an Eligible
Foreign Offering, for any rights to purchase
required by law to be granted to existing security
holders of the issue) or, if a rights offering,
the securities were purchased on or before the
fourth day preceding the day on which the
rights offering terminated.                           Yes_x__     No____








     (c) The underwriting was a firm commitment
underwriting?                                          Yes_x__     No____







     (d) With respect to any issue of securities
other than Eligible Municipal Securities,
was the issuer of such secutrities to be
purchased in continuous operation for not
less than three years, including the operation
of any predecessors; or with respect to any
issue of Eligible Municipal Securities to
be purchased, were the securities sufficiently
liquid that they could be sold at or near
their carrying value within a reasonably
short period of time and either: (i) were
subject to no greater than moderate credit
risk; or (ii) if the issuer of the municipal
securities, or the entity supplying the revenues
from which the issue is to be paid, had been in
continuous operation for less than three years
 (including the operation of any predecessors)
the securities were subject to a minimal
or low amount of credit risk?              Yes____     No____     N/A_x__